UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

(RULE 14c-101)
SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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☒           Definitive Information Statement

CTM MEDIA HOLDINGS, INC.
(Name of Registrant As Specified In Its Charter)

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CTM MEDIA HOLDINGS, INC.

11 Largo Drive South

Stamford, Connecticut 06907

November 24, 2009

Dear Stockholders:

The purpose of the accompanying Information Statement is to advise the stockholders of CTM Media Holdings, Inc., a Delaware corporation (the “Company”), of the following corporate actions taken by written consent of the majority stockholders:

1.    The election of five (5) directors to serve until the next annual meeting of stockholders and the due election and qualification of their respective successors; and

2.    The ratification of the appointment of Zwick & Steinberger, P.L.L.C. as independent auditor of the Company for Fiscal 2010.

The above corporate actions were authorized by written consent in lieu of an annual general meeting of stockholders by the holders of a majority of the combined voting power over the Company’s outstanding capital stock on November 17, 2009, in accordance with the requirements of the Delaware General Corporation Law. All necessary corporate approvals in connection with the matters referred to in this Information Statement have been obtained.

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

No action is required by you. The accompanying Information Statement is furnished pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for the purpose of informing our stockholders of the actions described above before they take effect. In accordance with Rule 14c-2 under the Exchange Act, the actions by stockholder consent will not become effective until at least 20 days following the mailing of this Information Statement to stockholders. These actions have been approved by our Board of Directors and the record and beneficial holders of a majority of the combined voting power of the Company’s outstanding capital stock. Only stockholders of record at the close of business on November 17, 2009 are being given notice of these actions by written consent. The Company is not soliciting proxies.

This Information Statement is being mailed on or about November 27, 2009 to stockholders of record of CTM Media Holdings, Inc. as of November 17, 2009, and is being delivered to inform you of the corporate actions described herein before they take effect in accordance with Rule 14c-2 of the Exchange Act.

The cost of furnishing this Information Statement will be borne by us. We will mail this Information Statement to registered stockholders and certain beneficial stockholders where requested by brokerage houses, nominees, custodians, fiduciaries and other like parties.

Delivery of Documents to Stockholders Sharing an Address

Unless we have received contrary instructions from a stockholder, we are delivering only one annual report to stockholders and one Information Statement to multiple stockholders sharing an address. This practice known as “householding” is intended to reduce the Company’s printing and postage costs. We will, upon request, promptly deliver a separate copy of the annual report and this Information Statement to a stockholder who shares an address with another stockholder. A stockholder who wishes to receive a separate copy of the annual report or Information Statement may direct such request to our Corporate Secretary, Leslie B. Rozner, at CTM Media Holdings, Inc., 11 Largo Drive South, Stamford, Connecticut 06907, telephone: (203) 323-5161, email: lrozner@ctmmedia.com. Stockholders who receive multiple copies of the Information Statement or annual report at their address and would like to request that only a single copy of communications be delivered in the future to the shared address may do so by making either a written or oral request to the Company contacts listed above.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF THE INFORMATION STATEMENT

FOR CTM MEDIA HOLDINGS, INC.

The Information Statement and the 2009 Annual Report are available at:
http://ir.ctmholdings.com/annualmeeting

Sincerely,

Howard S. Jonas
Chairman of the Board

CTM MEDIA HOLDINGS, INC.

11 Largo Drive South

Stamford, Connecticut 06907

INFORMATION STATEMENT

ACTIONS BY BOARD OF DIRECTORS AND CONSENTING STOCKHOLDER

On October 14, 2009, our Board of Directors, upon the recommendation of the Company’s Nominating Committee, nominated for election the following five directors, each for a term of one year: Howard S. Jonas, Marc Knoller, Jan Buchsbaum, Perry Davis and Elion Krok and recommended that the stockholders of the Company vote for the election of the foregoing directors. On November 17, 2009, by written consent of the holders of a majority of the combined voting power of the Company’s outstanding capital stock (the “Consenting Stockholders”), holding shares of the Company’s common stock (which includes 497,237 shares of Class A common stock, 2,394,365 shares of Class B common stock and 1,090,775 shares of Class C common stock which are convertible into shares of Class A common stock on a 1-for-1 basis), representing approximately 76.4% of the combined voting power of the Company’s outstanding capital stock, as of November 17, 2009 (the “Written Consent”), Messrs. Jonas, Knoller, Buchsbaum and Davis and Dr. Krok were re-elected to the Board of Directors of the Company.

On October 14, 2009, our Board of Directors, upon the recommendation of the Company’s Audit Committee, ratified the appointment of Zwick & Steinberger, P.L.L.C. as the Company’s independent registered public accounting firm for Fiscal 2010, and recommended that the stockholders vote to ratify the same. The action taken by the Board of Directors was subsequently ratified by Written Consent of the Consenting Stockholders.

DISSENTER’S RIGHT OF APPRAISAL

Under Delaware law, stockholders are not entitled to dissenter’s rights of appraisal with respect to the above corporate actions.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

No director, executive officer, associate of any director or executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the matters to be acted upon (other than elections to office).

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

As of November 17, 2009, there were 1,258,818 shares of our Class A common stock, 6,923,450 shares of our Class B common stock and 1,090,775 shares of our Class C common stock, issued and outstanding and no shares of our preferred stock issued or outstanding. Each holder of Class A shares is entitled to one vote, each holder of Class B shares is entitled to one-tenth of a vote, and each holder of Class C shares is entitled to three votes, for each such share held by such holder. As of November 17, 2009, Howard S. Jonas was the beneficial owner of 497,237 Class A shares, 2,394,365 Class B shares and 1,090,775 Class C shares, which represented 42.8% of the issued and outstanding common stock of, and approximately 76.4 % of the combined voting power of the Company’s outstanding capital stock. Mr. Jonas acquired his interest in the Company on September 14, 2009 when the Company’s capital stock was spun off from IDT Corporation (“IDT”) and distributed to IDT’s stockholders (the “Spin-Off”) and pursuant to grants of restricted stock as discussed more fully in the “Executive Compensation” section below.

The Consenting Stockholders approved the corporate actions described above by the Written Consent. The Consenting Stockholders consist of Howard S. Jonas and entities over which he possesses voting and dispositive power, including: the Jonas Family Limited Partnership, Howard S. Jonas 2009 Annuity Trust I, Howard S. Jonas 2009 Annuity Trust II, the Jonas Foundation, Howard S. and Deborah Jonas Foundation, Inc., trusts for the benefit of the children of Mr. Jonas, custodial accounts for the benefit of the children of Mr. Jonas, and shares held in Mr. Jonas’ IDT Corporation 401(k) plan account.

VOTING PROCEDURES

Pursuant to our by-laws, the affirmative vote of the holders of issued and outstanding capital stock of the Company representing not less than a majority of the voting power of all issued and outstanding capital stock of the Company entitled to vote thereon is sufficient to ratify the appointment of Zwick & Steinberger, P.L.L.C. as independent auditor of the Company for Fiscal 2010, while the vote standard for the election of directors is a majority of votes cast. Our by-laws provide further that any action required or permitted to be taken at any annual or special meeting of stockholders of the Company may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth such action to be taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. The vote to ratify the appointment of Zwick & Steinberger, P.L.L.C. and to elect the directors to the Board of Directors was obtained through the Written Consent of the Consenting Holders as the holders of approximately 76.4% of the combined voting power of the Company as of November 17, 2009.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the number and percentage of shares of the Company’s various classes of common stock owned beneficially and of record by each director and each officer of the Company, and by each person beneficially owning more than five percent (5%) of any class of the common stock, as of November 17, 2009. Except as otherwise noted, the address of the referenced individual is c/o CTM Media Holdings, Inc., 11 Largo Drive South, Stamford, Connecticut 06907.

To our knowledge, except as otherwise indicated in the footnotes below, each person or entity has sole or shared voting and investment power with respect to the shares of common stock set forth opposite such persons or entity’s name. Beneficial ownership is determined in accordance with the rules of the U.S. Securities and Exchange Commission (the “SEC”) and generally includes voting or investment power with respect to the securities.

Name	Number of Shares of Class A Common Stock		Percentage of Ownership of Class A Common Stock	Number of Shares of Class B Common Stock		Percentage of Ownership of Class B Common Stock	Percentage of Aggregate Voting Powerd
Howard S. Jonas Chairman of the Board and Director 11 Largo Drive South Stamford, CT 06907	1,588,012	(1)	66.8%	2,394,365	(2)	34.6%	76.4%
William C. Martin 254 Witherspoon Street Princeton, New Jersey 08542			—	834,245	(3)	12.1%	1.6%
Marc E. Knoller Chief Executive Officer, President and Director	—		—	5,033	(4)	*	*
Leslie B. Rozner Chief Financial Officer	—		—	321	(5)	*	*
Jan Buchsbaum Independent Director	—		—	—		—	—
Perry Davis Independent Director	—		—	—		—	—
Elion Krok Independent Director	—		—	—		—	—
All directors and executive officers as a group	1,588,012		66.8%	2,399,719		34.7%	76.4%

_______________
*	Less than 1%.

d	Voting power represents combined voting power of Class A common stock (one vote per share), Class B common stock (1/10 of a vote per share) and Class C common stock (three votes per share).

(1)
Consists of an aggregate of 1,090,775 shares of Class C common stock (which are convertible into Class A common stock) and 497,237 shares of Class A common stock (which includes 294,444 shares of restricted Class A Common Stock) held directly by Mr. Jonas or trusts, foundations, accounts or entities that Mr. Jonas controls.

(2)
Consists of 2,394,401 shares of Class B common stock (which includes 2,177,856 shares of restricted Class B common stock) held directly by Mr. Jonas or trusts, foundations, accounts or entities that Mr. Jonas controls and 482 shares of Class B common stock held by Mr. Jonas in his IDT Corporation 401(k) plan as of November 13, 2009. Does not include an aggregate of 383,360 shares of Class B common stock beneficially owned by trusts for the benefit of Mr. Jonas’ children and 518 shares of Class B common stock beneficially owned by Mr. Jonas’ adult child sharing the same household, as Mr. Jonas does not exercise or share voting or investment power over these shares.

(3)
Consists of (i) 5,000 shares held directly by Mr. Martin, (ii) 451,933 shares held by Raging Capital Fund, LP, and (iii) 377,312 shares held by Raging Capital Fund (QP), LP, according to Form 4 filed with the Securities and Exchange Commission on November 17, 2009.

(4)	Consists of 4,535 shares of Class B common stock held by Mr. Knoller directly and 498 shares of Class B common stock held by Mr. Knoller in his IDT Corporation Plan as of November 13, 2009.

(5)	Consists of shares of Class B common stock held by Mr. Rozner directly.

PROPOSAL 1

ELECTION OF DIRECTORS

DIRECTORS AND EXECUTIVE OFFICERS

Our five incumbent directors were re-elected pursuant to the Written Consent. These directors are to serve until the next annual meeting of the Company’s stockholders, the next time directors are elected (at a meeting or by written consent in lieu of a meeting of stockholders) or until their respective successors are duly elected and qualified. The Board of Directors may also appoint an additional 12 directors up to the maximum number of 17 directors permitted under our by-laws. Each executive officer serves at the discretion of the Board of Directors and holds office until his successor is elected or until his earlier resignation or removal in accordance with our certificate of incorporation and by-laws.

The name, age and position of our present directors and officers are as set forth below:

Name	Age	Position
Howard S. Jonas	53	Chairman of the Board and Director
Marc E. Knoller	48	Chief Executive Officer, President and Director
Leslie B. Rozner	57	Chief Financial Officer, Treasurer and Corporate Secretary
Jan Buchsbaum	27	Director
Perry Davis	61	Director
Elion Krok	48	Director

Set forth below is biographical information with respect to each of the aforementioned individuals.

Howard S. Jonas has served as our Chairman of the Board since our inception. Mr. Jonas founded IDT in August 1990, and has served as Chairman of IDT’s Board of Directors since its inception. Mr. Jonas has served as Chief Executive Officer of IDT since October 2009 and from December 1991 until July 2001. Mr. Jonas served as President of IDT from December 1991 through September 1996, and as Treasurer of IDT from inception through 2002. Mr. Jonas has served as Co-Vice Chairman of Genie Energy Corporation since September 2009. Mr. Jonas has also served as the Vice Chairman of the Board of Directors of IDT Telecom from December 1999 to April 2008, as Co-Chairman since April 2008, and as a director of IDT Capital since September 2004. Mr. Jonas served as Co-Chairman of the Board of Directors of IDT Entertainment from November 2004 until August 2006. Since August 2006, Mr. Jonas has been a director of Starz Media Holdings, LLC, Starz Media, LLC and Starz Foreign Holdings, LLC, each of which is a subsidiary of Liberty Media Corporation. In addition, Mr. Jonas has been a director of IDT Energy since June 2007 and a director of American Shale Oil Corporation since January 2008. Mr. Jonas is also the founder and has been President of Jonas Media Group (f/k/a Jonas Publishing) since its inception in 1979. Mr. Jonas was the Chairman of the Board of Directors of Net2Phone from October 2001 to October 2004, the Vice Chairman of the Board of Directors of Net2Phone from October 2004 to June 2006, and has served as the Chairman of Net2Phone since June 2006. Mr. Jonas received a B.A. in Economics from Harvard University.

Marc E. Knoller has been our Chief Executive Officer, President and a director of the Company since our inception. Prior to the Spin-Off, Mr. Knoller had served as an Executive Vice President of IDT since December 1998 and served as a director of IDT from March 1996 to August 2007. Mr. Knoller joined IDT as a Vice President in March 1991 and also served as a director of its predecessor. Mr. Knoller has served as Vice President of Jonas Media Group (f/k/a Jonas Publishing) since 1991. Mr. Knoller received a B.B.A. from Baruch College.

Leslie B. Rozner has been our Chief Financial Officer since our inception and Chief Financial Officer of CTM Media Group since August 2008. Mr. Rozner served as Chief Financial Officer of IDT Spectrum from July 2006 until July 2008. Prior to that time, Mr. Rozner worked as a certified public accountant and provided consulting services to IDT. Mr. Rozner originally joined IDT in 1991 and served as Chief Financial Officer of IDT until 1993.

Mr. Rozner is a certified public accountant licensed by the State of New York. Mr. Rozner received a B.S. in Accounting from Brooklyn College of CUNY. Mr. Rozner filed for Chapter 7 personal bankruptcy in October 2005, which was discharged in December 2007.

Jan Buchsbaum has been a director of the Company since August 2009. Mr. Buchsbaum serves as a management associate at New York Life Insurance Company. Prior to working at New York Life, Mr. Buchsbaum served as founder and CEO of MTB Solutions, Inc., a New York-based electronics distribution company, from August 2007 to July 2009, and currently serves on MTB’s Board of Directors. From May to August 2008, Mr. Buchsbaum worked as a summer associate in Scotia Capital, the investment banking unit of the Bank of Nova Scotia. Mr. Buchsbaum worked for IDT Telecom from August 2006 through August 2007, and for IDT Entertainment from August 2005 through August 2006. Mr. Buchsbaum received his M.B.A. from Georgetown University and a B.S. in Business, Management and Finance from Brooklyn College.

Perry Davis has been a director of the Company since August 2009. Mr. Davis is a partner at Perry Davis Associates, Inc. (PDA), an international consulting firm providing management and development assistance to non-profit organizations. Mr. Davis is a founder of PDA and has been its President since 1986. Mr. Davis received his Ph.D. in Public Law and Government from Columbia University and a B.A. in Political Science from Yeshiva College.

Dr. Elion Krok has been a director of the Company since August 2009. Dr. Krok founded Natron, Inc. in 1988, and has been the President and a director since its inception. Natron, Inc. markets and sells consumer household products, including Wipease®. Dr. Krok received his M.B.Ch.B. from the University of Cape Town, South Africa and has been a medical resident at St. Barnabas Hospital in Livingston, New Jersey since October 2008.

PROPOSAL 2

RATIFICATION OF

APPOINTMENT OF INDEPENDENT AUDITORS

The appointment by our Board of Directors, upon the recommendation of the Board’s Audit Committee, of Zwick & Steinberger, P.L.L.C. (“Z&S”), an independent registered public accounting firm, as the Company’s independent auditor was ratified by the Consenting Stockholders in the Written Consent.

Audit and Non-Audit Fees

The following table presents fees for professional services rendered by Z&S for the audit of the Company’s annual financial statements for the fiscal years ended July 31, 2009 and 2008.

	2009		2008
Audit fees	$120,000	(1)	$112,139	(2)
Audit related fees	$21,311	(3)	$—
Tax fees(4)	$—		$—
All other fees(5)	$—		—
Total	$141,311		$112,139

(1)	Audit fees for fiscal 2009 were principally for audit work performed on the consolidated financial statements for the fiscal year ended July 31, 2009.

(2)	Audit fees for fiscal 2008 were principally for audit work performed in fiscal 2009 on the consolidated financial statements for the fiscal years ended July 31, 2008 and 2007.

(3)	Audit related fees were principally for work completed on the Company’s information Statement and Form 10 in connection with the spinoff.

(4)	Z&S did not provide any “tax services” during the period.

(5)	Z&S did not provide any “other services” during the period.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm

The Audit Committee is responsible for appointing, setting compensation for, and overseeing the work of the Company’s independent registered public accounting firm. The Audit Committee has established a policy regarding pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm, and all such services were approved by the Audit Committee in Fiscal 2009. Each reference to a fiscal year in this Information Statement refers to the fiscal year ending in the calendar year indicated (for example, Fiscal 2009 refers to the fiscal year ended July 31, 2009).

The Audit Committee assesses requests for services by the independent registered public accounting firm using several factors. The Audit Committee will consider whether such services are consistent with the PCAOB’s and SEC’s rules on auditor independence. In addition, the Audit Committee will determine whether the independent registered public accounting firm is best positioned to provide the most effective and efficient service based upon the members’ familiarity with the Company’s business, people, culture, accounting systems, risk profile and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality.

Report of the Audit Committee

The primary purpose of the Audit Committee is to assist the Board of Directors in its general oversight of the Company’s financial reporting process. The Audit Committee’s function is more fully described in its charter, which can be found on the Company’s website at www.ctmholdings.com. The Committee reviews the charter on an annual basis. The Board of Directors annually reviews the Company’s Corporate Governance Guidelines’ definition of independence for Audit Committee members and has determined that each member of the Committee meets that standard. The Board of Directors has also determined that Jan Buchsbaum qualifies as an “audit committee financial expert” within the meaning of Item 407(d)(5) of Regulation S-K.

In connection with the Audit Committee’s responsibilities set forth in its charter, the Audit Committee has:

•	Reviewed and discussed the audited financial statements for the fiscal year ended July 31, 2009 with management and Zwick & Steinberger, P.L.L.C. (“Z&S”), the Company’s independent auditors;

•
Discussed with Z&S the matters required to be discussed by the Statement of Auditing Standards No. 114 (SAS 114 — The Auditor’s Communication with Those Charged with Governance), as amended (AICPA Professional Standards, Vol. 1 AU Section 380) as adopted by the Public Company Accounting Oversight Board in Rule 3200T (SAS 114 requires Z&S to provide the Audit Committee with additional information regarding the scope and results of their audit of the Company’s financial statements with respect to (i) their responsibility under auditing standards generally accepted in the United States, (ii) significant accounting policies, (iii) management judgments and estimates, (iv) any significant audit adjustments, (v) any disagreements with management and (vi) any difficulties encountered in performing the audit); and

•
Received the written disclosures and the letter from Z&S required by the applicable requirements of the Public Company Accounting Oversight Board regarding Z&S’s communications with the audit committee concerning independence, and has discussed with Z&S its independence.

The Audit Committee also considered, as it determined appropriate, tax matters and other areas of financial reporting and the audit process over which the Audit Committee has oversight.

Based on the Audit Committee’s review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2009 for filing with the SEC.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Jan Buchsbaum, Chairman
Perry Davis
Elion Krok

CORPORATE GOVERNANCE

Director Independence

Our Corporate Governance Guidelines provide that a majority of our directors must be independent as defined therein. Our Board of Directors has determined that each of Messrs. Buchsbaum, Davis and Krok is “independent” in accordance with the Corporate Governance Guidelines and, thus, that a majority of the current Board of Directors is independent. The full text of our Corporate Governance Guidelines, including the director independence requirements, is available for your review in the Corporate Governance section of our website at http://ir.ctmholdings.com.

Director Selection Process

The Nominating Committee will consider director candidates recommended by the Company’s stockholders. Stockholders may recommend director candidates by contacting the Chairman of the Board as provided under the heading “Communications with the Board of Directors.” The Nominating Committee considers candidates suggested by its members, other directors, senior management and stockholders in anticipation of upcoming elections and actual or expected board vacancies. All candidates, including those recommended by stockholders, are evaluated on the same basis in light of the entirety of their credentials and the needs of the Board of Directors and the Company. Of particular importance is the candidate’s wisdom, integrity, ability to make independent analytical inquiries, understanding of the business environment in which the Company operates, as well as his or her potential contribution to the diversity of the Board of Directors and his or her willingness to devote adequate time to fulfill duties as a director.

Committees of the Board of Directors

Our Board of Directors has established an Audit Committee, a Nominating Committee, a Compensation Committee, and a Corporate Governance Committee. All members of the Audit, Compensation and Corporate Governance Committees meet the criteria for independence as established by our Corporate Governance Guidelines and under the Sarbanes-Oxley Act of 2002. Each of the Committees is described in greater detail below. The Board of Directors has established written charters for each of the Committees, which are available on our website in the Corporate Governance section located at http://ir.ctmholdings.com, and which are also available in print to any stockholder upon request to the Corporate Secretary. Any changes to the charters are reflected on our website.

Audit Committee

Messrs. Buchsbaum (Chairman), Davis and Krok have been designated as members of our Audit Committee. The principal duties of the Audit Committee under its written charter include: (i) responsibilities associated with our external and internal audit staffing and planning; (ii) accounting and financial reporting issues associated with our financial statements and filings with the SEC; (iii) financial and accounting organization and internal controls; (iv) auditor independence and approval of non-audit services; and (v) “whistle-blower” procedures for reporting questionable accounting and audit practices.

The Audit Committee charter requires that the Committee be comprised of at least two directors, both of whom must be independent under our Corporate Governance Guidelines and the Sarbanes-Oxley Act of 2002. In addition, each member of the Audit Committee is financially literate within the meaning of our Corporate Governance Guidelines, and our Board of Directors has determined that Mr. Buchsbaum has sufficient accounting or financial management expertise to qualify as an “audit committee financial expert,” in accordance with SEC rules.

Nominating Committee

Messrs. Jonas (Chairman) and Knoller have been designated as members of our Nominating Committee. The principal duties of the Nominating Committee under its charter include: (i) developing the criteria and qualifications for membership on the Board of Directors; (ii) recommending candidates to fill new or vacant positions on the Board of Directors; and (iii) conducting appropriate inquiries into the backgrounds of potential candidates.

Compensation Committee

Messrs. Buchsbaum, Davis and Krok (Chairman) have been designated as members of our Compensation Committee. The principal duties of the Compensation Committee under its charter include: (i) ensuring that a succession plan for the Chief Executive Officer is in place; (ii) reviewing management’s recommendations for executive officers and making recommendations to the Board of Directors; (iii) approving the compensation for the Chief Executive Officer; (iv) reviewing and approving compensation policies and practices for other executive officers including their annual salaries; (v) reviewing and approving major changes in employee benefit plans; (vi) reviewing short and long-term incentive plans and equity grants; and (vii) recommending to the full Board of Directors changes to the compensation of the independent members of the Board of Directors, such as retainers, committee and other fees, stock option, restricted stock and other stock awards, and other similar items as deemed appropriate. The Compensation Committee confers with our executive officers when making the above determinations. The Compensation Committee charter requires that the Committee be comprised of at least two directors, both of whom must be independent under our Corporate Governance Guidelines. There were no Compensation Committee meetings during Fiscal 2009.

Corporate Governance Committee

Messrs. Buchsbaum, Davis (Chairman) and Krok have been designated as members of our Corporate Governance Committee. The principal duties of the Corporate Governance Committee under its charter include: (i) reviewing our Corporate Governance Guidelines and other policies and governing documents and recommending revisions as appropriate; (ii) reviewing any potential conflicts of interest of independent directors; (iii) reviewing and monitoring related person transactions; and (iv) overseeing the self-evaluations of the Board of Directors, the Audit Committee and the Compensation Committee. The Corporate Governance Committee charter requires that the Committee be comprised of at least two directors, both of whom must be independent under our Corporate Governance Guidelines.

Board Meetings

Our Board of Directors did not have any formal meetings during Fiscal 2009, but acted by unanimous written consent on two occasions.

Governance Practices

We observe corporate governance practices and have adopted principal governance documents which are designed to ensure that we maximize stockholder value in a manner that is consistent with both the legal requirements applicable to us and a business model that requires our employees to conduct business with the highest standards of integrity. Our Board of Directors has adopted and adheres to corporate governance principles which the Board of Directors and senior management believe promote this purpose, are sound and represent best practices, and will review these governance practices, the corporate laws of the State of Delaware under which we are incorporated and the regulations of the SEC, as well as best practices recognized by governance authorities to benchmark the standards under which it operates. Our principal governance documents are as follows:

•	Corporate Governance Guidelines;

•	Board of Directors committee charters, including:

•	Audit Committee charter;
•	Nominating Committee charter;
•	Compensation Committee charter;
•	Corporate Governance Committee charter; and

•	Code of Business Conduct and Ethics.

Our governance documents are available on our website at www.ctmholdings.com.

Our Board of Directors, with assistance from its Corporate Governance Committee, will regularly assess our governance practices in light of legal requirements and governance best practices.

Executive Director Sessions

Under our Corporate Governance Guidelines, the non-employee directors meet in regularly scheduled executive sessions without management.

Communications with the Board of Directors

Stockholders and other interested persons seeking to communicate directly with the Board of Directors, the independent directors as a group or any of the Audit, Compensation, Nominating or Corporate Governance Committees of the Board of Directors, should submit their written comments c/o Corporate Secretary, Leslie B. Rozner, Stockholder Communications at our principal executive offices at 11 Largo Drive South, Stamford, Connecticut 06907 and should indicate in the address whether the communication is intended for the Chairman of the Board, the Independent Directors or a Committee Chair. The Chairman of the Board will review any such communication at the next regularly scheduled Board of Directors meeting unless, in his or her judgment, earlier communication to the Board of Directors is warranted.

If a stockholder communication raises concerns about our ethical conduct of the ethical conduct of our management, it should be sent directly to our Corporate Secretary at our principal executive offices. The Corporate Secretary will promptly forward a copy of any such communication to the Chairman of the Audit Committee and, if appropriate, our Chairman of the Board, and take such actions as they authorize to ensure that the subject matter is addressed by the appropriate committee of the Board of Directors, by management and/or by the full Board of Directors.

At the direction of the Board of Directors, we reserve the right to screen all materials sent to its directors for potential security risks, harassment purposes or routine solicitations.

Code of Business Conduct and Ethics

Our Board of Directors has adopted a Code of Business Conduct and Ethics which applies to our directors, Chief Executive Officer, Chief Financial Officer and other Company employees.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who own more than 10% of a registered class of the Company’s securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Directors, executive officers and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file.

As the consummation of the Spin-Off and related distribution of the Company’s common stock occurred after Fiscal 2009, there were no reports of ownership filed during Fiscal Year 2009 and, therefore, no requirement to comply with any Section 16(a) filing requirements.

RELATED PERSON TRANSACTIONS

Review of Related Person Transactions

On October 14, 2009, our Board of Directors adopted a revised Statement of Policy with Respect to Related Person Transactions (which was originally adopted August 18, 2009), which is administered by our Corporate Governance Committee. This policy applies to any transaction or series of transactions in which (i) the Company or a subsidiary is a participant, (ii) the amount involved exceeds the lesser of $120,000 or 1% of the average of the Company’s total assets at year end for the last two completed fiscal years and (iii) a Related Person has a direct or indirect material interest. Related Persons include directors, director nominees, executive officers, any beneficial holder of more than 5% of any class of the Company’s voting securities, and any immediate family member of any of the foregoing persons. Under the Policy, the Company’s legal department will determine whether a transaction meets the requirements of a Related Person Transaction requiring review by the Corporate Governance Committee. Transactions that fall within this definition will be referred to the Corporate Governance Committee for approval, ratification or other action. Based on its consideration of all of the relevant facts and circumstances, the Corporate Governance Committee will decide whether or not to approve such transaction and will approve only those transactions that are in the best interests of the Company and its stockholders. If the Company becomes aware of an existing Related Person Transaction that has not been approved under this Policy, the matter will be referred to the Corporate Governance Committee. The Corporate Governance Committee will evaluate all options available, including ratification, revision or termination of such transaction.

Transactions with Related Persons, Promoters and Certain Control Persons

All of the following Related Person Transactions were approved in accordance with the policy described above:

Prior to the Spin-Off, IDT, which is controlled by Howard S. Jonas, our controlling stockholder and Chairman of the Board, provided certain services to the entities that became the Company’s consolidated subsidiaries. The Company and IDT entered into the Master Services Agreement, dated September 14, 2009, pursuant to which IDT will continue to provide, among other things, certain administrative and other services. In addition, pursuant to the Master Services Agreement, IDT will provide certain additional services to the Company, on an interim basis, as a separate publicly-traded company. Such services include assistance with periodic reports required to be filed with the SEC as well as maintaining minutes, books and records of meetings of the Board of Directors, Audit Committee and Compensation Committee, as well as assistance with corporate governance matters. The cost of these services will be approximately $1.5 million per year. This transaction was originally approved by our Board of Directors prior to the Spin-Off and subsequently by our Corporate Governance Committee in accordance with our Related Person Transaction policy.

DIRECTOR COMPENSATION

Each non-employee director of the Company who attends at least 75% of the meetings of the Board of Directors during a calendar year receives an annual cash retainer of $12,000. Such payment is made in January of the calendar year following attendance of at least 75% of the Board of Directors meetings during the preceding year, and is pro-rated for non-employee directors who join the Board of Directors or depart from the Board of Directors during the prior year, if such director attended 75% of the applicable Board of Directors meetings for such partial year. The Company’s Chief Executive Officer may, in his discretion, waive the requirement of 75% attendance by a director to receive the annual retainer in the case of mitigating circumstances.

EXECUTIVE COMPENSATION

Compensation of our Named Executive Officers

Prior to the Spin-Off, all of the named executive officers were employees of IDT and all compensation for Fiscal 2009 disclosed in the table below was paid by IDT for services provided by the named executive officers to our business segments and other units of IDT. During Fiscal 2009, Howard S. Jonas served as the Chairman of the Board of Directors of IDT, Marc Knoller served as an Executive Vice President of IDT and Les Rozner served as the Chief Financial Officer of CTM Media Group, Inc.

The historical compensation of Marc Knoller and Howard S. Jonas was set by the Compensation Committee of the Board of Directors of IDT after discussions with management about the recommended levels and components of compensation for each of the individuals. The historical compensation of Les Rozner was set by the management of IDT. After the Spin-Off, the Compensation Committee of our Board of Directors approved the compensation paid to all of our named executive officers.

Howard S. Jonas has an employment agreement with IDT, which is summarized in IDT’s Proxy Statement for its 2009 Annual Meeting of Shareholders and the agreement and all amendments to the agreement have been filed as exhibits to IDT’s reports that have been filed with the SEC. No other named executive officers have employment agreements with the Company or IDT. Mr. Jonas continues to serve as the Chairman of IDT.

On October 14, 2009, our Board of Directors granted our Chairman of the Board and founder, Howard S. Jonas, 1.8 million restricted shares of our Class B common stock with a market value of $1.25 million on the date of grant in lieu of a cash base salary for the next five years. The restricted shares will vest in equal thirds on each of October 14, 2011, October 14, 2012 and October 14, 2013. Unvested shares would be forfeited if we terminate Mr. Jonas’ employment other than under circumstances where the accelerated vesting applies. The shares are subject to adjustments or acceleration based on certain corporate transactions, changes in capitalization, or termination, death or disability of Mr. Jonas. If Mr. Jonas is terminated by us for cause, a pro rata portion of the shares would vest. This arrangement does not impact Mr. Jonas’ cash compensation from the date of the Spin-Off through the pay period including the grant date. This summary of the arrangement between us and Mr. Jonas is qualified in its entirety by the Restricted Stock Agreement between us and Mr. Jonas, which was filed with the SEC on October 20, 2009 as Exhibit 10.01 to our Current Report on Form 8-K.

The compensation of our executive officers is set by the Compensation Committee of our Board of Directors after discussions with management about the recommended levels and components of compensation for each of the individuals.

In general, each of our executive officers receives base compensation that is commensurate with the officer’s duties, responsibilities and compensation levels for similarly situated individuals in comparable positions. In addition, executive officers may receive bonus compensation and compensatory equity-based awards.

Any bonus compensation to executive officers is determined by our Compensation Committee based on factors it deems appropriate, including the achievement of specific performance targets and our financial and business performance. No such targets have yet been established. However, our Compensation Committee approved a $15,000 bonus to Mr. Rozner which was granted upon the consummation of the Spin-Off.

Equity compensation awards to our Board of Directors, our management and our employees are generally granted pursuant to our 2009 Stock Option and Incentive Plan at levels determined by the Compensation Committee. No grants have been made nor has the Company agreed to any specific grant or level of grants. The plan is administered by our Compensation Committee.

COMPENSATION OF EXECUTIVE OFFICERS

The following tables set forth information concerning all cash compensation awarded to, earned by or paid to all individuals serving as our principal executive officers during the last three completed fiscal years, and all non-cash compensation awarded to those same individuals as of July 31, 2009.

Summary Compensation Table

SUMMARY COMPENSATION TABLE (With respect to IDT Corporation)
Name and Principal Position	Fiscal Year	Salary		Bonus	Stock Awards(1)	Option Awards(1)	All Other Compensation		Total
Marc Knoller Chief Executive Officer and Director	2009	$495,384	(2)	—	—	$39,204	$30,099	(3)	$564,687
Howard S. Jonas Chairman of the Board	2009	$345,740		$925,000	$480,587	—	$33,217.02	(4)	$1,754,544
Leslie B. Rozner Chief Financial Officer, Treasurer and Corporate Secretary	2009	$104,031	(5)	—	—	—	—		$104,031

(1)
The amounts shown in this column reflect the dollar amounts recognized by IDT for stock option and restricted stock awards for financial statement reporting purposes in accordance with FAS 123R. In valuing such awards, IDT made certain assumptions. For a discussion of those assumptions, please see Note 1 to the Consolidated Financial Statements included in IDT’s Annual Report on Form 10-K for the Fiscal Year ended July 31, 2008.

(2)	Mr. Knoller’s salary has been approved by our Compensation Committee at $495,384 for Fiscal 2010.

(3)
Represents $1,099 paid for life insurance premiums, $2,728 of earnings distributed to Mr. Knoller under IDT’s Key Employee Share Option Plan, $4,545 paid for long-term disability insurance premiums, and $1,725 matching contribution to Mr. Knoller’s IDT stock account established under the IDT 401(k) plan and invested in IDT’s stock.

(4)	Represents $1,492 paid for life insurance premiums, and $1,725 matching contribution to Mr. Jonas’s IDT stock account established under the IDT 401(k) plan and invested in IDT’s stock.

(5)	Mr. Rozner’s annual salary has been raised by our Compensation Committee to $150,000 for Fiscal 2010.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

Our internet address is www.ctmholdings.com and the Investor Relations section of our web site is located at http://ir.ctmholdings.com. We make available free of charge, on the Investor Relations section of our web site, annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as well as information statements, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Also posted on our website, and available in print upon request of any stockholder to our Corporate Secretary, Leslie B. Rozner, are our certificate of incorporation and by-laws and our Code of Business Conduct and Ethics governing our directors, officers and employees. Within the time period required by the SEC, we will post to our website any amendment to the Code of Business Conduct and Ethics and any waiver applicable to any executive officer, director or senior financial officer (as defined in the Code).

Availability of Annual Report on Form 10-K

We filed with the SEC our Annual Report for the fiscal year ended July 31, 2009 on Form 10-K on October 29, 2009. A copy of the Form 10-K has been made available on the Internet or mailed to all stockholders along with this Information Statement. Additional copies of our Annual Report on Form 10-K may be obtained by contacting our Corporate Secretary, Leslie B. Rozner, at CTM Media Holdings, Inc., 11 Largo Drive South, Stamford, Connecticut 06907, telephone: (203) 323-5161, email: lrozner@ctmmedia.com.

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE NOT REQUESTED TO SEND US A PROXY.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF THE INFORMATION STATEMENT

FOR CTM MEDIA HOLDINGS, INC.

The Information Statement and the 2009 Annual Report are available at:
http://ir.ctmholdings.com/annualmeeting

November 24, 2009
BY ORDER OF THE BOARD OF DIRECTORS
Howard S. Jonas
Chairman of the Board